LivePerson Announces First Quarter 2025 Financial Results

-- Total Revenue of $64.7 million, above the midpoint of our guidance range --

-- Adjusted EBITDA above the high-end of our guidance range --

NEW YORK, May 7, 2025 -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” the “Company”, “we” or “us”), a leading provider of trusted enterprise conversational AI and outcome-driven digital transformation, today announced financial results for the first quarter ended March 31, 2025.

Fourth Quarter Highlights

Total revenue was $64.7 million for the first quarter of 2025, a decrease of 24.0% as compared to the same period last year, driven primarily by customer cancellations and downsells.

LivePerson signed 50 deals in total for the first quarter, consisting of 45 existing and 5 new customers. Trailing-twelve-months average revenue per enterprise and mid-market customer (ARPC) increased 2.4% for the first quarter to $640,000, up from approximately $625,000 for the comparable prior-year period. ARPC is calculated using only recurring revenue, which is consistent with the revenue base for calculating Net Revenue Retention.

“In the first quarter of 2025, we delivered on our financial guidance and made strong progress against our strategy,” said John Sabino, LivePerson’s CEO. “Our innovation without disruption approach continues to resonate, enabling customers to seamlessly adopt AI and digital capabilities within a single platform without a costly rip-and-replace. We advanced strategic partnerships to deliver greater value at scale, and are excited about the planned launch of our integration with Amazon Connect in the second quarter. We also saw continued growth in the adoption of our Generative AI suite among our enterprise customers, helping them drive better business outcomes. I remain confident that our strategy is closely aligned with our customers’ evolving needs and expect that continued execution will drive sustained momentum across the business.”

“We continue to observe growing enterprise demand for AI agents and orchestration,” said John Collins, LivePerson’s CFO and COO. “While this demand has introduced new deal complexity associated with AI risk and compliance, this development aligns with LivePerson’s focus on AI guardrails and its track record as a trusted partner in regulated industries.”

Customer Expansion

During the first quarter, the Company signed 50 total deals for the quarter, including 45 expansion and renewals and 5 new logo deals. Expansions and renewals included:
•IBM;
•One of the world’s largest banks; and
•A global financial technology platform.
New logos included:
•One of Canada’s largest retailers; and
•A digital entertainment company.

Net Loss, Adjusted Operating Loss and Adjusted EBITDA

Net loss for the first quarter of 2025 was $14.1 million or $0.15 per share, as compared to a net loss of $35.6 million or $0.40 per share for the first quarter of 2024. Adjusted operating loss, a non-GAAP financial metric, for the first quarter of 2025 was $5.4 million, as compared to a $7.7 million adjusted operating loss for the first quarter of 2024. Adjusted operating loss excludes interest expense, interest income, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, change in fair value of warrants, other expense, net, and (benefit from) provision for income taxes.

Adjusted EBITDA, a non-GAAP financial measure, for the first quarter of 2025 was $0.2 million as compared to adjusted EBITDA of $0.5 million for the first quarter of 2024. Adjusted EBITDA excludes interest expense, interest income, (benefit from) provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, change in fair value of warrants, and other expense, net.

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $176.3 million at March 31, 2025, as compared to $183.2 million at December 31, 2024.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including interest expense, interest income, (benefit from) provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, change in fair value of warrants, and other expense, net, which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

For the second quarter of 2025, we currently expect total revenue to range from $57 million - $60 million or (29)% to (25)% year over year. We currently expect recurring revenue to represent 93% of total revenue. For the second quarter of 2025, we currently expect adjusted EBITDA to range from $(4) million to $(2) million, or a margin of (7.0)% to (3.3)%.

For the full year 2025, we currently expect total revenue to range from $240 million - $255 million or (23)% to (18)% year over year. In addition, we currently expect recurring revenue to represent 93% of total revenue. For the full year 2025, we currently expect adjusted EBITDA to range from $(14) million to $0 million, or a margin of (5.8)% to 0.0%. These full year expectations are unchanged from what we forecast in our previous earnings release.

Second Quarter 2025

Guidance
Revenue (in millions)	$57 - $60
Revenue growth (year-over-year)	(29)% - (25)%
Adjusted EBITDA (in millions)	$(4) - $(2)
Adjusted EBITDA margin (%)	(7.0)% - (3.3)%

Full Year 2025

Guidance
Revenue (in millions)	$240 - $255
Revenue growth (year-over-year)	(23)% - (18)%
Adjusted EBITDA (in millions)	$(14) - $0
Adjusted EBITDA margin (%)	(5.8)% - 0.0%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended March 31,
	2025	2024

	(In thousands)
Revenue:
Hosted services	$55,134	$71,495
Professional services	9,566	13,654
Total revenue	$64,700	$85,149

Supplemental First Quarter 2025 Presentation
LivePerson will post a presentation providing supplemental information for the first quarter of 2025 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its first quarter of 2025 financial results during a teleconference today, May 7, 2025, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13752774.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call until May 21, 2025. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID "13752774.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is a leader in trusted enterprise conversational AI and digital transformation. The world’s leading brands — including HSBC, Virgin Media and Burberry — use our award-winning LivePerson platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing uniquely rich data analytics and safety tools to unlock the power of conversational AI for better business outcomes. Fast Company named LivePerson the #1 Most Innovative AI Company in the world. Learn more at liveperson.com.

Non-GAAP Financial Measures

Investors are cautioned that the following financial measures used in this press release and on our earnings call are “non-GAAP financial measures”: (i) adjusted EBITDA, or net loss before interest expense, interest income, (benefit from) provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, change in fair value of warrants, and other expense, net; (ii) adjusted EBITDA margin, or net loss before interest expense, interest income, (benefit from) provision for income taxes, depreciation, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, change in fair value of warrants, and other expense, net, divided by revenue; (iii) adjusted operating loss, or net loss before interest expense, interest income, amortization of purchased intangibles and finance leases, litigation, consulting and other employee costs, restructuring costs, stock-based compensation expense, impairment of goodwill, impairment of intangibles and other assets, leadership transition costs, working capital adjustment related to the Kasamba divestiture, IT transformation costs, acquisition and divestiture costs, change in fair value of warrants, other expense, net, and (benefit from) provision for income taxes; (iv) free cash flow, or net cash used in operating activities less purchases of property and equipment, including capitalized software; (v) non-GAAP cost of revenue, or cost of revenue excluding stock based compensation and IT transformation costs; (vi) non-GAAP sales and marketing expenses, or sales and marketing expenses excluding stock based compensation and leadership transition costs; (vii) non-GAAP general and administrative expenses, or general and administrative expenses excluding stock based compensation, other litigation, consulting and employee costs and leadership transition costs acquisition and divestiture costs; and (viii) non-GAAP product development expenses, or product development expenses excluding stock based compensation, leadership transition costs and IT transformation costs.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.

Forward-Looking Statements

Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, changes to our capital structure, our ability to execute on our transformation strategy, the effects of our cost-reduction efforts and the impact of our new hires, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. With respect to our financial guidance, we note that it is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: our ability to retain existing customers and cause them to purchase additional services and to attract new customers; the intensive personnel, infrastructure and resource commitment required to support our customer base; our ability to retain key personnel, attract new personnel and to manage staff attrition; our ability to successfully integrate acquisitions; our ability to refinance our substantial indebtedness before it becomes due or to secure necessary additional financing on commercially reasonable terms, or at all; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in which we operate; general economic conditions; failures or security breaches in our services, those of our third-party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy data protection and AI and increased public scrutiny of privacy, security and AI issues that could result in increased government regulation and other legal obligations; ongoing litigation and legal matters; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings or by our vendors; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third-party software for use in our products and services, and our ability to successfully integrate third-party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; and risks related to our common stock being traded on more than one securities exchange; and other factors described in the “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 14, 2025. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended March 31,
	2025	2024
Revenue	$64,700	$85,149
Costs, expenses and other:
Cost of revenue (exclusive of depreciation and amortization shown separately below)	18,218	24,455
Sales and marketing	23,485	29,230
General and administrative	16,784	21,594
Product development	16,034	24,635
Depreciation and amortization expense	5,818	12,442
Impairment of goodwill	—	3,627
Impairment of intangibles and other assets	—	2,221
Restructuring costs	1,305	3,309
Total costs, expenses and other	81,644	121,513
Loss from operations	(16,944)	(36,364)
Other income, net:
Interest expense	(7,478)	(701)
Interest income	1,457	2,033
Other income (expense), net	8,487	(237)
Total other income, net	2,466	1,095
Loss before (benefit from) provision for income taxes	(14,478)	(35,269)
(Benefit from) provision for income taxes	(345)	362
Net loss	$(14,133)	$(35,631)

Net loss per share of common stock:
Basic	$(0.15)	$(0.40)
Diluted	$(0.24)	$(0.40)

Weighted-average shares used to compute net loss per share:
Basic	91,570,933	88,081,654
Diluted	95,304,938	88,081,654

LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Three Months Ended March 31,
	2025	2024
OPERATING ACTIVITIES:
Net loss	$(14,133)	$(35,631)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Stock-based compensation expense	4,709	7,558
Depreciation	5,587	8,225
Reduction of operating lease right-of-use assets	35	653
Amortization of purchased intangible assets and finance leases	231	4,217
Amortization of debt issuance costs and accretion of debt discount	1,788	610
Impairment of goodwill	—	3,627
Impairment of intangibles and other assets	—	2,221
Change in fair value of warrants	(8,824)	—
Interest expense	5,690	91
Allowance for credit losses	416	4,722
Deferred income taxes	78	75
Changes in operating assets and liabilities:
Accounts receivable	(1,205)	5,422
Prepaid expenses and other assets	3,624	5,779
Contract acquisition costs	1,662	(2,370)
Accounts payable, accrued expenses and other current liabilities	(5,944)	(15,101)
Deferred revenue	3,170	10,852
Other liabilities	20	149
Net cash (used in) provided by operating activities	(3,096)	1,099
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(3,759)	(11,501)
Purchases of intangible assets	(386)	(1,209)
Net cash used in investing activities	(4,145)	(12,710)
FINANCING ACTIVITIES:
Payment for repurchase of 2024 convertible senior notes	—	(72,492)
Principal payments for financing leases	(26)	(327)
Proceeds from issuance of common stock in connection with the exercise of options and employee stock purchase plan	—	122
Net cash used in financing activities	(26)	(72,697)
Effect of foreign exchange rate changes on cash and cash equivalents	284	400
Net decrease in cash and cash equivalents	(6,983)	(83,908)
Cash, cash equivalents and restricted cash - beginning of year	183,237	212,925
Cash, cash equivalents and restricted cash - end of period	$176,254	$129,017

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended March 31,
	2025	2024
Reconciliation of Adjusted EBITDA:
GAAP net loss	$(14,133)	$(35,631)
Add/(less):
Interest expense	7,478	701
Interest income	(1,457)	(2,033)
(Benefit from) provision for income taxes	(345)	362
Depreciation	5,587	8,225
Amortization of purchased intangibles and finance leases	231	4,217
Litigation, consulting and other employee costs (1)	5,169	3,769
Restructuring costs (2)	1,305	3,309
Stock-based compensation expense	4,709	7,558
Change in fair value of warrants	(8,824)	—
Impairment of goodwill	—	3,627
Impairment of intangibles and other assets	—	2,221
Leadership transition costs	—	1,389
Working capital adjustment - Kasamba	—	1,776
IT transformation costs (3)	110	708
Acquisition and divestiture costs	—	42
Other expense, net	337	237
Adjusted EBITDA	$167	$477

Reconciliation of Adjusted Operating Loss:
Loss before (benefit from) provision for income taxes	$(14,478)	$(35,269)
Add/(less):
Interest expense	7,478	701
Interest income	(1,457)	(2,033)
Amortization of purchased intangibles and finance leases	231	4,217
Litigation, consulting and other employee costs (1)	5,169	3,769
Restructuring costs (2)	1,305	3,309
Stock-based compensation expense	4,709	7,558
Change in fair value of warrants	(8,824)	—
Impairment of goodwill	—	3,627
Impairment of intangibles and other assets	—	2,221
Leadership transition costs	—	1,389
Working capital adjustment - Kasamba	—	1,776
IT transformation costs (3)	110	708
Acquisition and divestiture costs	—	42
Other expense, net	337	237
Adjusted operating loss	$(5,420)	$(7,748)

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited
——————————————
(1)Includes litigation costs of $3.7 million, consulting costs of $0.9 million, and accrued expenses of $0.6 million for the three months ended March 31, 2025. Includes litigation costs of $3.0 million, consulting costs of $0.6 million and accrued expenses and fees of $0.1 million for the three months ended March 31, 2024.
(2)Includes severance costs and other compensation costs of $1.3 million for the three months ended March 31, 2025. Includes IT contract termination cost of $0.7 million and severance costs and other compensation related costs of $2.6 million for the three     months ended March 31, 2024.
(3)Includes IT infrastructure realignment costs of $0.1 million and $0.7 million related to consolidating and migrating data centers to the cloud for the three months ended March 31, 2025 and 2024, respectively.

	Three Months Ended March 31,
	2025	2024
Calculation of Free Cash Flow:
Net cash (used in) provided by operating activities	$(3,096)	$1,099
Purchases of property and equipment, including capitalized software	(3,759)	(11,501)
Total Free Cash Flow	$(6,855)	$(10,402)

LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended
	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024

GAAP cost of revenue (1)	$18,218	$16,526	$19,983	$16,432	$24,455
Stock based compensation	(186)	(198)	(251)	(288)	(343)
IT transformation costs	(110)	(110)	(185)	(202)	(383)
Non-GAAP cost of revenue	$17,922	$16,218	$19,547	$15,942	$23,729

GAAP sales and marketing expenses (1)	$23,485	$20,281	$22,093	$25,733	$29,230
Stock based compensation	(1,378)	(903)	(2,182)	(1,854)	(2,455)
Leadership transition costs	—	—	(33)	(423)	(404)
Non-GAAP sales and marketing expenses	$22,107	$19,378	$19,878	$23,456	$26,371

GAAP general and administrative expenses (1)	$16,784	$16,090	$17,662	$24,415	$21,594
Stock based compensation	(1,773)	(948)	(1,725)	(2,318)	(1,798)
Other litigation, consulting and employee costs	(5,169)	(2,029)	(5,253)	(5,925)	(3,769)
Leadership transition costs	—	195	(41)	(785)	(323)
Acquisition and divestiture costs	—	—	—	(878)	(42)
Non-GAAP general and administrative expenses	$9,842	$13,308	$10,643	$14,509	$15,662

GAAP product development expenses (1)	$16,034	$17,292	$18,184	$19,674	$24,635
Stock based compensation	(1,372)	(1,107)	(1,217)	(1,440)	(2,962)
Leadership transition costs	—	—	(48)	(474)	(662)
IT transformation costs	—	—	—	—	(325)
Non-GAAP product development expenses	$14,662	$16,185	$16,919	$17,760	$20,686

(1) GAAP amounts have been adjusted to remove depreciation and amortization expense as those are now presented separately in the Condensed Consolidated Statements of Operations for each period.

LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$176,254	$183,237
Accounts receivable, net	29,643	28,737
Prepaid expenses and other current assets	15,857	19,250
Total current assets	221,754	231,224
Property and equipment, net	98,316	100,557
Contract acquisition costs, net	32,155	33,559
Intangible assets, net	15,456	15,070
Goodwill, net	223,784	222,554
Deferred tax assets, net	4,425	4,411
Other assets	330	403
Total assets	$596,220	$607,778

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$15,524	$15,378
Accrued expenses and other current liabilities	57,283	66,582
Deferred revenue	61,395	57,980
Total current liabilities	134,202	139,940
Convertible senior notes	528,858	527,070
Deferred tax liabilities	3,622	3,542
Other liabilities	4,482	4,542
Total liabilities	671,164	675,094
Commitments and contingencies
Total stockholders’ equity	(74,944)	(67,316)
Total liabilities and stockholders’ equity	$596,220	$607,778

Investor Relations contact
ir-lp@liveperson.com